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                                                                  EXHIBIT 10(p)



            Letter Agreement, dated January 18, 1996, between
            The Scotts Company and Paul D. Yeager, and amendment dated September 16, 1996

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                                January 18, 1996



Paul Yeager
17910 Timber Lane
Marysville, OH  43040

Dear Paul:

          As you have indicated your desire to retire from The Scotts Company ("Scotts"), this letter states the terms and conditions of your retirement on which we have mutually agreed.

          You will cease active employment with the Company as of September 30, 1996. Thereafter and until your retirement date, July 1, 1998, you will be paid in the following manner. From October 1996 through December 1996, you will continue to receive your base salary which was in effect on September 30, 1996; and from January 1997 through June 1998, on a monthly basis, at the rate calculated by dividing 12 months' base salary in effect on September 30, 1996 by 18. In addition, your 400 unused leave hours will also be paid out to you with no additional accrual after September 30, 1996.

          You will be eligible for consideration under the 1996 Executive Annual incentive Plan for payout, if any. Payouts under the terms of this plan are normally made in December.

          The AYCO program will be available to you through December 31, 1996. This program or its cash value will also be available for calendar year 1997.

          Assuming you retire as of July 1, 1998, all stock options will vest on that date and you will have the shorter of the normal term of the options or five years to exercise.

          Your car allowance will be paid monthly through September 30, 1996.

          You are entitled to outplacement or a payment of $10,000 in lieu thereof.

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Paul Yeager
September 16, 1996
Page 2

           Your medical and dental insurance coverage as you elected under the terms of the plans available will be continued while you are being paid on the Scotts payroll. You are reminded that in order to be eligible for retiree medical coverage, you must do so at the aforementioned retirement date of July 1, 1998 or you will lose access to this benefit.

          Your eligibility for short and long term disability benefits under current Scotts group plans expires on your last day worked. Life insurance coverage will continue through September 30, 1996. Within 30 days following the expiration of your life insurance coverage, you have the right to convert all or part of your group life insurance.

          This agreement anticipates that you may be asked to perform a limited amount of consulting work for Scotts after September 30, 1996 and during the term of this agreement. The Company does not anticipate this to be more than 15 days during the term of this agreement. The retainer for this has been included in your salary continuation as previously provided in this agreement. Any additional services and fees paid will be mutually determined at a subsequent time and included in your W-2 earnings under this Agreement. As the fees are included, they are eligible for consideration under the terms and conditions of the qualified plans of the company.

          As long as you continue to receive monthly payments, you will continue to be eligible to participate in the qualified plans of The Scotts Company. At the time that you leave the payroll of the Company, your pension benefit will be handled in accordance with plan provisions. Your Profit Sharing and 401(k) Plan benefits will be handled according to your election under the plan options. As always, you should discuss the tax effect of these decisions with your advisors.

          You are reminded of the terms of the Scotts Associate Agreement, a copy of which is attached.

          You will resign as an officer of The Scotts Company effective September 30, 1996. Any actions which you undertook while an officer of the Company which were consistent with Company policy will continue to be covered after that date by the directors and officers insurance policy which the Company maintains.

          You agree, except for the obligations set forth in this agreement, that all of the employer's other obligations and any claims by you against Scotts or affiliated corporations or employees thereof are released by your acceptance of this agreement including claims of Age Discrimination in employment under the Federal Age Discrimination in Employment Act and the Older Workers Benefit Protection Age.

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Paul Yeager
September 16, 1996
Page 3

Except as specifically stated herein and except as provided in the Scotts Pension Plan, you have no claim for and will not be entitled to any other benefits, bonus, compensation, perquisites, sick pay allowance or any kind of other remuneration arising out of your employment or the termination of employment.

          You will have until February 9, 1996 to consider this offer. If you accept, you will have seven (7) calendar days from date of acceptance to revoke this agreement.

          This Agreement contains the release of important legal rights. You should consult with an attorney before executing it.

          This Agreement will be construed in accordance with the substantive law of the State of Ohio. The rights and duties of the parties shall not be assignable. The Agreement may not be amended except in writing signed by the party against whom an obligation is to be enforced. No representations, other than those contained herein, have been made as an inducement.

          Intending to be legally bound hereby, we have executed this Agreement this 18th day of January, 1996.

                              THE SCOTTS COMPANY

                              BY:       /s/ Robert A. Stern
                                   ------------------------------
                                   Robert A. Stern
                                   Vice President, Human Resources


                                        /s/ Paul Yeager
                                   ------------------------------
                                   Paul Yeager

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                                September 16, 1996


Paul Yeager
17910 Timber Lane
Marysville, Ohio 43040

          RE:  AMENDMENT TO LETTER DATED JANUARY 18, 1996

Dear Paul:

          This letter is to amend the letter agreement between you and The Scotts Company ("Scotts") dated January 18, 1996 (the "Letter Agreement").

          We have agreed to amend the terms of the Letter Agreement as follows:

     - Your new date to cease active employment with Scotts will be December 31, 1996;

     - After December 31, 1996 and until your retirement date, July 1, 1998, you will be paid in the following manner. From January 1, 1997 through June 30, 1998, on a monthly basis, at the rate calculated by dividing 15 months' base salary in effect on December 31, 1996 by 18;

     - You will continue to accrue leave hours on a normal basis until December 31, 1996, and after that date, any unused hours will be paid out to you. You may take reasonable leave between now and December 31 as long as you are able to adequately perform your essential job responsibilities;

     - You will be eligible for consideration under the 1996 and 1997 Executive Annual Incentive Plans for payout, if any;

     - Your car allowance will be paid monthly through December 31, 1996;

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Paul Yeager
September 16, 1996
Page 2


     - Your life insurance coverage and all other benefits which you are currently covered under will continue through December 31, 1996, except for dental and medical coverage to retirement and at retirement if selected, and

     - You will resign as an officer of The Scotts Company effective December 31, 1996.

     - You will have until September 30, 1996 to accept this offer. If you accept, you will have seven calendar days from acceptance to revoke. If you accept, you agree to release Scotts from any claims or obligations (other than those set forth in the Letter Agreement and this amendment), including claims of age discrimination in employment under the Federal Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. You should consult your attorney before signing this document.

     - Intending to be legally bound, we have hereby executed this agreement on this 30th day of September, 1996.


                              THE SCOTTS COMPANY


                              BY:  /s/ Charles M. Berger
                                 --------------------------------
                                   Charles M. Berger
                                   Chairman, CEO and President


                                   /s/ Paul Yeager
                                 --------------------------------
                                   Paul Yeager